AMENDMENT NO. 1, dated as of August 25, 2008, to EMPLOYMENT AGREEMENT, dated as of October 16, 2007 (the “Amendment”), by and between DCAP GROUP, INC., a Delaware corporation (the “Company”), and BARRY GOLDSTEIN (the “Employee”).

RECITALS

WHEREAS, the Company and the Employee are parties to an Employment Agreement, dated as of October 16, 2007 (the “Employment Agreement”), which sets forth the terms and conditions upon which the Employee is employed by the Company and upon which the Company compensates the Employee.

WHEREAS, the Employee serves as Chairman of the Board (“Chairman”)  and Chief Investment Officer (“CIO”) of Commercial Mutual Insurance Company (“CMIC”).

WHEREAS, the Employee has entered into an Employment Contract with CMIC (the “CMIC Employment Contract”) pursuant to which, among other things, he will be required to devote a significant portion of his working hours to the fulfillment of his duties and responsibilities as Chairman and CIO of CMIC and he will be entitled to receive compensation from CMIC in consideration therefor.

WHEREAS, the Company and the Employee desire to amend the Employment Agreement to give effect to the Employee’s entering into the CMIC Employment Contract.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

1. Paragraph 3.1 of the Employment Agreement is amended to read as follows:

“3.1           During the Term, the Employee shall expend all of his working time for the Company (subject to the further provisions hereof); shall devote his best efforts, energy and skill to the services of the Company and the promotion of its interests; and shall not take part in activities detrimental to the best interests of the Company.  Notwithstanding the foregoing, during the term of the Employment Contract between Commercial Mutual Insurance Company (“CMIC”) and the Employee, dated as of July 1, 2008 (the “CMIC Employment Contract”), the Employee shall be entitled to devote up to the number of hours per year currently provided for in the CMIC Employment Contract in the fulfillment of his duties and responsibilities as Chairman of the Board and Chief Investment Officer of CMIC, it being understood and agreed that such permitted activity is subject to the reduction in Base Salary provided for in Paragraph 4.2 hereof.”

2. The following sentence is added to the end of Paragraph 4.2 of the Employment Agreement:

“4.2           Effective July 1, 2008, the Base Salary shall be reduced on a dollar-for-dollar basis to the extent of the salary payable by CMIC to the Employee pursuant to the CMIC Employment Contract.

3. Except as amended hereby, the Employment Agreement shall continue in full force and effect in accordance with its terms.  This Amendment shall be governed by, and interpreted and construed in accordance with, the laws of the State of New York, excluding choice of law principles thereof.  In the event any clause, section or part of this Amendment shall be held or declared to be void, illegal or invalid for any reason, all other clauses, sections or parts of this Amendment which can be effected without such void, illegal or invalid clause, section or part shall nevertheless continue in full force and effect.

4. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

5. Signatures hereon which are transmitted via facsimile shall be deemed original signatures.

6. The Employee acknowledges that he has been represented by counsel or has been afforded an opportunity to be represented by counsel in connection with this Amendment.  Accordingly, any rule or law or any legal decision that would require the interpretation of any claimed ambiguities in this Amendment against the party that drafted it has no application and is expressly waived by the Employee.  The provisions of this Amendment shall be interpreted in a reasonable manner to give effect to the intent of the parties hereto.

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IN WITNESS WHEREOF, the Company and the Employee have executed this Amendment as of the date first above written.

DCAP GROUP, INC.

By:  /s/ Morton L. Certilman
Morton L. Certilman, Secretary

/s/ Barry Goldstein
Barry Goldstein